Exhibit 16.1

September 2, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read SharpSpring, Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on September 2, 2016 and we agree with such statements concerning our firm.

/s/ McConnell & Jones, LLP
McConnell & Jones, LLP
Houston, Texas